EXHIBIT 10.40

INSPIRE PHARMACEUTICALS, INC.

AMENDED AND RESTATED

DIRECTOR COMPENSATION POLICY

ADOPTED: September 28, 2004

A. Directors. All non-employee members of the Inspire Pharmaceuticals, Inc. (the “Company”) board of directors (the “Board”) shall receive the following compensation pursuant to the Amended and Restated Director Compensation Policy (this “Policy”):

1)	Cash compensation of $25,000 annually to cover general availability and participation in meetings and conference calls of the Board;

2)	A stock option grant in the amount of 20,000 shares will be granted to each director upon election at an annual meeting of stockholders to a three-year term, which will vest as follows: 10,000 shares in year one (1/12th per month), 5,000 shares in year two (1/12th per month) and 5,000 shares in year three (1/12th per month); provided, however, that all vesting will cease if the director resigns from the Board or otherwise ceases to serve as director, unless the Board determines that the circumstances warrant continuation of vesting;

3)	A stock option grant in the amount of 10,000 shares will be granted to each director serving as such at the time of each annual meeting of stockholders who was not elected at such annual meeting, which grant will be made at the time of such annual meeting (to vest 1/12th per month); provided, however, that all vesting will cease if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting; and

4)	Cash compensation of $3,500 per day, plus reasonable out-of-pocket travel expenses, to cover preparation for, attendance at and participation in the meetings, seminars and other events comprising the Company’s “Science Day”, including any follow-up discussions relating to the issues discussed at the Science Day (it being understood that such compensation shall be paid only to those directors that attend a Science Day and that the events constituting a Science Day may take place over a period of time covering up to 48 hours).

B. Audit Committee. In addition to the compensation provided under any other provision of this Policy, all non-employee directors who serve on the Audit Committee will receive the following compensation:

1)	Cash compensation of $10,000 annually to cover general availability and participation in Audit Committee conference calls and meetings; and

2)	Stock option grants in the amount of 4,000 shares will be granted to each director appointed at each annual meeting of the Board of Directors to serve on the Audit Committee (to vest 1/12th per month); provided, however, that all vesting will cease if the director resigns from the Audit Committee or otherwise ceases to serve as an Audit Committee member (including without limitation as a result of a committee member’s term expiring without re-election), unless the Board determines that the circumstances warrant continuation of vesting.

C. Compensation Committee. In addition to the compensation provided under any other provision of this Policy, all non-employee directors who serve on the Compensation Committee will also receive the following compensation:

1)	Cash compensation of $5,000 annually to cover general availability and participation in Compensation Committee conference calls and meetings; and

2)	Stock option grants in the amount of 2,000 shares will be granted to each director appointed at each annual meeting of the Board of Directors to serve on the Compensation Committee (to vest 1/12th per month); provided, however, that all vesting will cease if the director resigns from the Compensation Committee or otherwise ceases to serve as a Compensation Committee member (including without limitation as a result of a committee member’s term expiring without re-election), unless the Board otherwise determines that the circumstances warrant continuation of vesting.

D. Corporate Governance Committee. In addition to the compensation provided under any other provision of this Policy, all non-employee directors who serve on the Corporate Governance Committee will also receive the following compensation:

1)	Cash compensation of $5,000 annually to cover general availability and participation in Corporate Governance Committee conference calls and meetings; and

2)	Stock option grants in the amount of 2,000 shares will be granted to each director appointed at each annual meeting of the Board of Directors to serve on the Corporate Governance Committee (to vest 1/12th per month); provided, however, that all vesting will cease if the director resigns from the Corporate Governance Committee or otherwise ceases to serve as a Corporate Governance Committee member (including without limitation as a result of a committee member’s term expiring without re-election), unless the Board otherwise determines that the circumstances warrant continuation of vesting.

E. Chairman of the Board. In addition to the compensation provided under any other provision of this Policy, the director who serves as the Chairman of the Board will receive the following compensation:

1)	Cash compensation of $25,000 annually to cover general availability for consultations and communications with the Company’s senior management, and to work closely with the Chief Executive Officer of the Company on key matters affecting the Company; and

2)	Stock option grants in the amount of 4,000 shares will be granted to the director appointed at each annual meeting of the Board of Directors to serve as Chairman of the Board (to vest 1/12th per month); provided, however, that all vesting will cease if the director resigns from the position of Chairman of the Board or otherwise ceases to serve as the Chairman of the Board (including without limitation as a result of the director’s term expiring without re-election), unless the Board otherwise determines that the circumstances warrant continuation of vesting.

F. Vice-Chairman of the Board. In addition to the compensation provided under any other provision of this Policy, the director who serves as the Vice-Chairman of the Board will also receive the following compensation:

1)	Cash compensation of $5,000 annually to cover general availability for consultations and communications with the Company’s senior management, and to work closely with the Chairman of the Board and Chief Executive Officer of the Company on key matters affecting the Company; and

2)	Stock option grants in the amount of 2,000 shares will be granted to the director appointed at each annual meeting of the Board of Directors to serve as Vice-Chairman of the Board (to vest 1/12th per month); provided, however, that all vesting will cease if the director resigns from the position of Vice-Chairman of the Board or otherwise ceases to serve as the Vice-Chairman of the Board (including without limitation as a result of the director’s term expiring without re-election), unless the Board otherwise determines that the circumstances warrant continuation of vesting.

G. Vacancies. In the event that a director is appointed to fill a vacancy on the Board, any Committee of the Board, as Chairman of the Board or as Vice-Chairman of the Board, the Board will determine the amount of cash compensation and stock option grants appropriate to provide such director with comparable compensation for the period such director will so serve for the remainder of the term.

H. Payment/Grant Procedure. All cash compensation payments made pursuant to this Policy shall be paid quarterly in arrears as soon as practicable, but not later than 10 days, after the last day of such quarter.

All stock options awarded pursuant to this Policy (other than options granted pursuant to Paragraph G) shall be granted on the date of the annual meeting of the Board of Directors, and the exercise price for each share available under such option will be equal to the fair market value of the common stock of the Company, par value of $.001 per share (the “Common Stock”), on the date of such grant. All stock options awarded pursuant to Paragraph G of this Policy shall be granted on the date of such appointment, and the exercise price for each share available under such option will be equal to the fair market value of the Common Stock, on the date of such grant.

I. Effective Date. All cash compensation provisions of this Policy shall be effective as of April 1, 2004.

All Stock option grant provisions of this Policy shall be effective for directors elected or serving as of the annual meeting of stockholders to be held in 2004, or appointed to a Committee or as Chairman of the Board or Vice-Chairman of the Board at the annual meeting of the Board of Directors to be held in 2004.

J. Change of Control Provisions. Notwithstanding the foregoing, all options granted under this Policy shall vest immediately if: (i) there is a Change of Control (as hereinafter defined); and (ii) the optionee will cease to serve as a director of the Company as a result of such Change of Control.

For purposes of this Policy, a “Change of Control” shall mean: (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of the common stock of the Company outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; or (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) resulting in a change of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.